Exhibit 3. (E)

                            CERTIFICATE OF AMENDMENT
                                        TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                        OF
                   RESOURCES ACCRUED MORTGAGE INVESTORS 2 L.P.


It is hereby certified that:

     FIRST: The name of the limited partnership (hereinafter called the "partnership") is Resources Accrued Mortgage Investors 2 L.P.

     SECOND:  Pursuant to provisions of Section 17-202, Title 6, Delaware Code,
Item 3 of the Certificate of Limited Partnership is amended to reflect the admission of a new general partner of the partnership and the withdrawal of the prior general partners so that, as amended, Item 3 will read as follows:

     THIRD:  The name and mailing address of the general partner is as follows:

          General Partner                  Address
          ---------------                  -------
             Maxum LLC                     1175 West Moana Lane
                                           Reno, Nevada  89509


     The undersigned, the general partner of the partnership, executed this Certificate of Amendment as of January 1, 2002.

                                           MAXUM LLC,
                                           General Partner


                                           By:  /s/ Ben Farahi
                                                --------------
                                                Ben Farahi, Manager





















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